Exhibit 4.15

MORTGAGE,

DEED OF TRUST,

COLLATERAL ASSIGNMENT,

SECURITY AGREEMENT

AND

FINANCING STATEMENT

BY AND BETWEEN

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

AND

W&T OFFSHORE, INC.

AND

W. REID LEA, AS TRUSTEE FOR THE BENEFIT OF

W&T OFFSHORE, INC.

i

STATE OF TEXAS        §

COUNTY OF HARRIS  §

BE IT KNOWN that on this 29th day of October 2009, before me, the undersigned Notary Public duly commissioned and qualified, personally came and appeared:

BLACK ELK ENERGY OFFSHORE OPERATIONS LLC, a Texas limited liability company (“BEEOO”), whose federal tax identification number is XX-XXX9404, and whose mailing address is 11451 Katy Freeway, Suite 500, Houston, Texas 77079, represented herein by James F. Hagemeier, its Vice President and Manager, duly authorized by resolution of its Board of Managers, a certified copy of which is annexed hereto as Schedule 1;

who declared that BEEOO does by these presents declare and acknowledge an indebtedness unto W&T OFFSHORE, INC., a Texas corporation, appearing herein through its undersigned representative, duly authorized hereunto (“W&T”), here present who accepts this Mortgage, Deed of Trust, Collateral Assignment and Security Agreement (this “Mortgage”).

R E C I T A L S:

A. BEEOO and W&T are parties to a certain purchase and sale agreement (as amended, supplemented or restated from time to time, the “Purchase and Sale Agreement”) dated effective as of August 1, 2009. Pursuant to the Purchase and Sale Agreement, BEEOO has agreed to (i) plug and abandon and/or remove wells, platforms, facilities, pipelines and other equipment as required by all notices, rules and regulations of the Minerals Management Service (the “MMS”), U.S. Department of the Interior, and any other agency, body or authority having jurisdiction) with respect to all wells, platforms, pipelines, facilities and other equipment currently located on the Mineral Properties (defined below) and (ii) to make payments and/or deposits into the Operated Escrow Account and Non-Operated Escrow Account, each as defined in the Purchase and Sale Agreement and each in amounts stipulated in the Purchase and Sale Agreement up to the Maximum Amount and the Non-Operated Maximum Amount (each as defined in the Purchase and Sale Agreement), respectively (the obligations described in (i) and (ii) the “Indebtedness”).

B. In order to secure the full and punctual payment and performance of the Indebtedness, BEEOO has agreed to execute and deliver this Mortgage and to grant a mortgage lien and continuing security interest in and to the Collateral (as hereafter defined).

ARTICLE 1. General Terms

Section 1.1 Definitions.

As used in this Mortgage, the terms “BEEOO,” “Indebtedness,” “Purchase and Sale Agreement” and “W&T” shall have the meanings indicated above. As used in this Mortgage, the following additional terms shall have the meanings indicated:

“Accounts” means all “accounts” (as defined in the UCC) now owned or hereafter acquired by BEEOO (including without limitation accounts resulting from the sale of Hydrocarbon at the wellhead) now or hereafter arising in connection with the sale or other disposition of any Hydrocarbons, and all revenues and rights to payment relating to BEEOO’s services as operator of any Mineral Properties, and further means all rights accrued, accruing or to accrue to receive payments of any and every kind under all Contracts, including without limitation bonuses, rents and royalties which are payable out of or measured by production of any Hydrocarbons or are otherwise attributable to the Mineral Properties and all other revenues owing to BEEOO in connection with the Mineral Properties, including revenues from the treatment, transportation or storage of Hydrocarbons for third parties.

“Collateral” has the meaning set forth in Section 2.2 of this Mortgage.

“Contracts” means all contracts, operating agreements, farm out or farm in agreements, sharing agreements, limited or general partnership agreements, area of mutual interest agreements, mineral purchase agreements, contracts for the sale, exchange, transportation or processing of Hydrocarbons, rights of way, casements, surface leases, salt water disposal agreements, service contracts, permits, franchises, licenses, pooling or unitization agreements, unit designations and pooling orders now in effect or hereafter entered into by BEEOO affecting any of the Mineral Properties, Equipment or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any lands affected by the Mineral Properties.

“Default” means the occurrence of any of the events specified as an Event of Default, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Equipment” means all equipment now owned or hereafter acquired by BEEOO and now or hereafter located on or used or held for use in connection with the Mineral Properties or in connection with the operation thereof or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons, including without limitation all wells, rigs, platforms, constructions, extraction plants, facilities, gas systems (for gathering, treating, injection and compression), water systems (for treating, disposal and injection), compressors, casing, tubing, rods, flow lines, pipelines, derricks, tanks, separators, pumps, machinery, tools and all other movable property and fixtures now or hereafter located upon and dedicated to be used (or held for use) in connection with any of the Mineral Properties, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

“Event of Default” has the meaning set forth in Section 4.1 of this Mortgage.

“General Intangibles” means all general intangibles (as defined in the UCC) now owned or hereafter acquired by BEEOO related to the Mineral Properties, the Equipment or the Hydrocarbons, the operation of the Mineral Properties or the Equipment (whether BEEOO is operator or non operator), or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons, or under which the proceeds of Hydrocarbons arise or are evidenced or governed, including, without limitation: (i) all contractual rights and obligations or indebtedness owing to BEEOO (other than Accounts) from whatever source arising in connection with the sale or other disposition of any Hydrocarbons, including all rights to payment owed or received by BEEOO pursuant to a “take or pay” provision or gas balancing arrangement; (ii) all Contracts and other general intangibles now or hereafter arising in connection with or resulting from Contracts; (iii) all insurance proceeds and unearned insurance premiums affecting all or any part of the Collateral; and (iv) all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Collateral, including the right to assert and otherwise to be the plaintiff and proper party of interest to commence and prosecute such action (whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract or in any other manner).

“Hydrocarbons” mean all oil, gas, casinghead gas, condensate, distillate, other liquid and gaseous hydrocarbons, sulfur, and all other minerals, whether similar to the foregoing or not, produced, obtained or secured from or allocable to the Mineral Properties, and any products refined, processed, recovered or obtained therefrom, including oil in tanks.

“Mineral Properties” means the undivided interests in the oil, gas and mineral leases, mineral servitudes, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments, operating rights and similar mineral interests and subleases and assignments of such mineral interests described in Exhibit A attached hereto and made a part hereof, which undivided interests were acquired by BEEOO from W&T pursuant to the Purchase & Sale Agreement.

“Mortgage” means this Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement, as amended or supplemented from time to time.

“Mortgaged Property” has the meaning set forth in Section 2.1 of this Mortgage.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Proceeds” means all cash and non cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including without limitation all claims of BEEOO against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

“Proceeds of Runs” has the meaning set forth in Section 2.3 of this Mortgage.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Indebtedness.

“UCC” means the Uniform Commercial Code—Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-710) in the State of Louisiana or, as the case may be, the Uniform Commercial Code—Secured Transactions (Texas Business and Commerce Code § 9.101 through 9.709) in the State of Texas, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana or Texas, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection.

ARTICLE 2. Liens and Security Interests

Section 2.1 Hypothecation.

In order to secure the full and punctual payment and performance of all present and future Indebtedness,

(i) BEEOO does by these presents specially mortgage, affect, hypothecate, pledge and assign unto and in favor of W&T, to inure to the use and benefit of W&T, the following described property (“Louisiana Mortgaged Property”), to wit:

(a)

the Mineral Properties located within or offshore the State of Louisiana (“Louisiana Mineral Properties”), together with all rents, issues, profits, products and proceeds, whether now or hereafter existing or arising, from the Louisiana Mineral Properties; and

(b)

BEEOO’s rights in the improvements and other constructions now existing and currently located on the Louisiana Mineral Properties, including without limitation the Equipment, to the extent (i) any such property should constitute or be deemed to constitute immovable property for the purposes of Louisiana law, including without limitation any buildings, platforms, structures, towers, rigs or other immovable property or component parts thereof, or (ii) any such property is otherwise susceptible of mortgage pursuant to Louisiana Civil Code Article 3286 or Louisiana Mineral Code Article 203.

(ii) BEEOO has granted, bargained, sold, warranted, assigned, pledged, hypothecated, transferred and conveyed and does by these presents hereby grant, bargain, sell, warrant, assign,

mortgage, transfer and covey unto W. Reid Lea of Houston, Harris County, Texas, as Trustee, whose address for notice hereunder is Nine Greenway Plaza, Suite 300, Houston, Texas 77046 (the “Trustee”) and Trustee’s successors and substitutes in trust hereunder, for the use and benefit of W&T, the following described property (“Texas Mortgaged Property” and, together with the Louisiana Mortgaged Property, the “Mortgaged Property”) to wit:

(a)

the Mineral Properties located within or offshore the State of Texas (“Texas Mineral Properties”), together with all rents, issues, profits, products and proceeds, whether now or hereafter existing or arising, from the Texas Mineral Properties; and

(b)

BEEOO’s rights in the improvements and other constructions now existing and currently located on the Texas Mineral Properties, including without limitation the Equipment, to the extent any such property should constitute or be deemed to constitute real property for the purposes of Texas law or any such property is otherwise susceptible of mortgage pursuant to Texas Law.

TO HAVE AND TO HOLD the Texas Mortgaged Property unto the Trustee and to his successors and assigns forever to secure payment of the Indebtedness and to secure performance of the covenants, agreements and obligations of BEEOO herein contained.

SUBJECT, however, to (i) the restrictions, exceptions, reservations, conditions, limitations and other matters, if any, set forth or specified in the specific descriptions of such properties and interests in Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are specified in Exhibit A and which are taken into consideration in computing any percentage, decimal or fractional interests set forth in Exhibit A), and (ii) the condition that W&T shall not be liable in any respect for the performance of any covenant or obligation of BEEOO in respect of the Mortgaged Property.

The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of W&T until the full and final payment or discharge of the Indebtedness, and BEEOO is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

Section 2.2 The Security Interests.

In order to secure the full and punctual payment and performance of all present and future Indebtedness, BEEOO hereby grants to W&T a continuing security interest in and to all right, title and interest of BEEOO in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(a)	Mineral Properties;

(b)	Accounts;

(c)	Hydrocarbons;

(d)	As-Extracted Collateral (as defined in the UCC);

(e)	Equipment;

(f)	General Intangibles (including the Contracts); and

(g)	all Proceeds and products of all or any of the Collateral described in clauses (a) through (g) hereof.

The term “Collateral” means each and all of the items and property rights described in clauses (a)-(f) above, together with the Mortgaged Property and the Proceeds of Runs.

Section 2.3 Assignment.

To further secure the full and punctual payment and performance of all present and future Indebtedness, up to the maximum amount outstanding at any time and from time to time set forth in Section 2.4 below, BEEOO does hereby absolutely, irrevocably and unconditionally pledge, pawn, assign, transfer and assign to W&T all monies which accrue after 8:00 a.m. Central Time, U.S.A., on the date of this Mortgage, to BEEOO’s interest in the Mineral Properties and all present and future rents therefrom (which rents include without limitation all royalties, delay rentals, shut in payments and other payments which are rentals under Title 31 of the Louisiana Revised Statutes) and all proceeds of the Hydrocarbons (which proceeds include without limitation all payments for Hydrocarbons not yet delivered, such as those received pursuant to “take or pay” arrangements) and of the products obtained, produced or processed from or attributable to the Mineral Properties now or hereafter (which monies, rents and proceeds are referred to herein as the “Proceeds of Runs”). BEEOO hereby authorizes and directs all obligors of any Proceeds of Runs to pay and deliver to W&T, upon request therefor by W&T, all of the Proceeds of Runs accruing to BEEOO’s interest without further inquiry as to the rights of W&T to receive the same. BEEOO agrees that such obligors shall have no responsibility to see to the application of any funds so paid to W&T.

Section 2.4 Maximum Amount.

The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, subject to the limitations of the Maximum Amount and the Non-Operated Maximum Amount, including without limitation as a mortgage and as an assignment of production, is seventy five million ($75,000,000.00) dollars, and the maximum amount which W&T may suffer from a breach of any obligation, covenant or agreement secured by this Mortgage (other than the payment of money) is seventy five million ($75,000,000.00) dollars.

This Mortgage is and shall remain effective, even though the amount of the Indebtedness may now be zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Indebtedness have been incurred and are extinguished. When no Indebtedness secured by this Mortgage exists and W&T is not bound to permit any Indebtedness to be incurred, this Mortgage may be terminated by BEEOO upon thirty (30) days prior written notice sent by BEEOO to W&T in accordance with the provisions of this Mortgage.

ARTICLE 3. Covenants

Section 3.1 Pooling and Unitization.

BEEOO has the right, and is hereby authorized, to pool or unitize all or any part of any properties described in Exhibit A, insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of BEEOO, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom.

Section 3.2 Further Assurances.

BEEOO will keep the lien of this Mortgage valid and unimpaired. BEEOO will promptly (and in no event later than thirty (30) days after written notice from W&T is received) (i) correct any defect, error or omission which may be discovered in the contents of this Mortgage or any financing statement relating thereto or in the execution or acknowledgment of this Mortgage or any financing statement; (ii) execute, acknowledge, deliver and record such further instruments (including, without limitation, further security agreements, financing statements, continuation statements and assignments of accounts, contract rights, general intangibles and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and to more fully identify and subject to the liens hereof any property intended to be covered hereby, including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral; and (iii) execute, acknowledge, deliver and record any document or instrument (including specifically any financing statement) and obtain any consents necessary, desirable or proper to perfect, protect or preserve the lien and Security Interests hereunder against the rights or interests of third persons, including without limitation any applicable approvals of the MMS, the Louisiana State Mineral Board or other governmental authority with respect to the inclusion of state leases or other leases from Louisiana governmental authorities within the Mineral Properties affected by this Mortgage. BEEOO shall pay all costs connected with any of the foregoing.

Section 3.3 Notice of Changes.

BEEOO will not change its name, identity, federal tax identification number or limited liability company structure in any manner unless it shall have given W&T at least thirty (30) days’ prior written notice thereof. BEEOO will not change the location of (i) its chief executive office or chief place of business, or (ii) the locations where it keeps or holds any Collateral or any records relating thereto, from the applicable location described in Article 3 unless it shall have given W&T at least thirty (30) days’ prior written notice thereof.

ARTICLE 4. Default and Remedies

Section 4.1 Events of Default.

Any of the following events shall be considered an “Event of Default” as that term is used herein:

(a)

Default in Deposits Required under the Purchase and Sale Agreement. The occurrence and continuance beyond any cure periods provided in the Purchase and Sale Agreement of a default in making any payment under Section 7.07.01(c) or 7.07.02(a) of the Purchase and Sale Agreement; or

(b)

Default in Performance of Certain Obligations. The failure and the continuance of such failure beyond any cure periods provided in the Purchase and Sale Agreement to perform P&A obligations on the Mortgaged Properties in accordance with all notices, rules, and regulations of the MMS and any other agency, body, or authority having jurisdiction over BEEOO or the performance of such P&A Obligations; or

(c)

Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the BEEOO, or of any of its property (including the Collateral), is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against BEEOO under the Federal Bankruptcy Code; or BEEOO is adjudicated bankrupt or insolvent; or any material portion of the property (including the Collateral) of the BEEOO is sequestered by court order and such order remains in effect for more than thirty (30) days after such party obtains knowledge thereof; or a petition is filed against BEEOO under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days.

(d)

Voluntary Petitions. BEEOO files a case under the Federal Bankruptcy Code or socking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

(e)

Assignments for Benefit of Creditors. BEEOO makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of BEEOO or of all or any part of its property (including the Collateral).

(f)

Attachment. A writ or warrant of executory process, fieri facias, attachment or any similar process shall be issued by any court against the Collateral, and such writ or warrant is not released or bonded within ten (10) days after its entry.

Section 4.2 Remedies.

(a)

Upon the happening of any Event of Default specified in the preceding Section (other than Subsections (c) or (d) thereof), W&T may by written notice to BEEOO declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by BEEOO.

(b)

Upon the happening of any Event of Default specified in Subsections (c) or (d) of the preceding Section, the entire principal amount of all obligations then outstanding including interest accrued thereon shall, without notice or action by W&T, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by BEEOO.

(c)

Upon the occurrence of any Event of Default, W&T may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against BEEOO and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as W&T may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of W&T:

(i)	institute proceedings for the complete foreclosure of this Mortgage in which case the Collateral or any part thereof may be sold for cash or upon credit in one or more portions; or

(ii)

to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or

(iii)	institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage; or

(iv)

apply for the appointment of a trustee, receiver, liquidator or conservator of the Collateral, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of BEEOO or of any person, firm or other entity liable for the payment of the Indebtedness; or

(v)	pursue such other remedies as W&T may have under applicable law.

(d)

Upon the occurrence of any Event of Default, W&T shall have the right and option to proceed with foreclosure by directing Trustee, or his successors or substitutes in trust, to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Texas Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as W&T may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Texas Mortgaged Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Texas Mortgaged Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Texas Mortgaged Property is to be sold. Nothing contained in this Section 4.2 shall be construed so as to limit in any way Trustee’s rights to sell the Texas Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. BEEOO hereby irrevocably appoints Trustee to be the attorney of BEEOO and in the name and on behalf of BEEOO to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which BEEOO ought to execute and deliver and do and perform any and all such acts and things which BEEOO ought to do and perform under the covenants herein contained and generally, to use the name of BEEOO in the exercise of all or any of the powers hereby conferred on Trustee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Texas Mortgaged Property (BEEOO hereby covenanting and agreeing to deliver to Trustee any portion of the Texas Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, binding upon BEEOO and its successors and assigns, (iii) any such instrument of conveyance made by Trustee shall conclusively establish the history of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, in each case, as applicable, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and to the extent permitted by law, no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, BEEOO shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against BEEOO, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under BEEOO, and (vii) to the extent and under such circumstances as are permitted by law, W&T may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Indebtedness (in the manner set forth in this Section 4.2) in lieu of cash payment.

(e)

The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by W&T under this Mortgage, whether under the provisions of this Section or otherwise, shall be applied in such manner as W&T, in its sole discretion, shall determine.

(f)

Upon any sale made under or by virtue of this Section, W&T may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which W&T is authorized to deduct under this Mortgage.

Section 4.3 General Authority.

BEEOO hereby irrevocably appoints W&T its agent and attorney in fact, with full power of substitution, in the name of BEEOO or W&T, for the sole use and benefit of W&T, but at BEEOO’s expense, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(a)	to endorse the name of BEEOO upon any check, draft or other instrument payable to BEEOO evidencing payment upon any Accounts or General Intangible,

(b)

to notify postal service authorities to change the address for delivery of BEEOO’s mail to a “lockbox” address designated and controlled by the W&T, and to receive, open and dispose of all mail addressed to BEEOO,

(c)	to demand, sue for, collect, receive and give acquittance for any and all Accounts and other monies due or to become due for or as Collateral or by virtue thereof,

(d)	to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any of the Collateral, and

(e)	to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto.

The aforesaid mandate and power of attorney, being coupled with an interest, is irrevocable so long as any of the Indebtedness remains outstanding.

Section 4.4 Substitute Trustees and Agents.

Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee conducting the sale.

Section 4.5 Accounts and Contracts.

While an Event of Default has occurred and is continuing, (i) BEEOO will make no material change to the terms of any Account or Contract without the prior written permission of

W&T, and (ii) BEEOO upon request of W&T will promptly notify (and BEEOO hereby authorizes W&T so to notify) each account debtor in respect of any Account or General Intangible that such Collateral has been assigned to W&T hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to W&T or its designee.

Section 4.6 Sale.

Upon the occurrence of an Event of Default, W&T may exercise all rights of a secured party under the UCC and other applicable law (including the Uniform Commercial Code as in effect in another applicable jurisdiction) and, in addition, W&T may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash in the Collateral Account and apply such cash and other cash, if any, then held by it as Collateral against the Indebtedness, or (ii) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as W&T may deem satisfactory. W&T may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). BEEOO will execute and deliver such documents and take such other action as W&T deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale W&T shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of BEEOO which may be waived, and BEEOO, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. BEEOO agrees that ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes “reasonable notification” within the meaning of Section 9 of the UCC, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as W&T may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as W&T may determine. W&T shall not be obligated to make any such sale pursuant to any such notice. W&T may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by W&T until the selling price is paid by the purchaser thereof, but W&T shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

Section 4.7 Confession of Judgment.

For purposes of foreclosure under Louisiana executory process procedures, BEEOO hereby acknowledges the Indebtedness and confesses judgment in favor of W&T for the full amount of the Indebtedness.

Section 4.8 Expenses.

BEEOO will pay all reasonable expenses, including but not limited to reasonable attorneys’ fees, incurred in connection with the full protection and preservation of, and foreclosure, collection or other realization of or on, the Collateral or this Mortgage, or in connection with the enforcement of any of BEEOO’s obligations or W&T’s rights and remedies set forth herein, whether or not suit or any foreclosure proceedings are filed. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, preparing for sale, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, all expenses in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested from time to time, and all expenses in respect of the sale or other disposition thereof shall be borne and paid by BEEOO. All such expenses shall be included in the Indebtedness secured hereby, up to the maximum amount of Indebtedness set forth in Section 2.4.

Section 4.9 Keeper.

In the event the Collateral, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, BEEOO and W&T agree that the court issuing any such order shall, if petitioned for by W&T, direct the applicable sheriff to appoint as a keeper of the Collateral, W&T or any agent designated by W&T or any person named by W&T at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5131-5135 and 9:5136-5140.2, as the same may be amended, and W&T shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, a reasonable compensation, which shall be included as Indebtedness secured by this Mortgage. The designation of keeper made herein shall not be deemed to require W&T to provoke the appointment of such a keeper.

Section 4.10 Waivers.

BEEOO waives in favor of W&T any and all exemptions of seizure or otherwise to which BEEOO is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Collateral is concerned. BEEOO further waives (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (iii) the three days’ delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (iv) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

Section 4.11 Authentic Evidence.

Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. BEEOO specifically agrees that such an affidavit by a representative of W&T as to the existence, amount, terms and maturity of the Indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

Section 4.12 Assemble Collateral.

For the purpose of enforcing any and all rights and remedies under this Mortgage W&T or Trustee may (i) require BEEOO to, and BEEOO agrees that it will, at its expense and upon the request of W&T, forthwith assemble all or any part of the Collateral as directed by W&T and make it available at a place designated by W&T which is, in its opinion, reasonably convenient to W&T and BEEOO, whether at the premises of BEEOO or otherwise, and W&T shall be entitled to specific performance of this obligation; (ii) to the extent permitted by applicable law of this or any other state, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises; (iii) have access to and use BEEOO’s books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by BEEOO, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent W&T deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by BEEOO.

Section 4.13 Limitation on Duty of W&T and Trustee.

Beyond the exercise of reasonable care in the custody thereof, W&T and Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. W&T and Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by W&T or Trustee in good faith.

Section 4.14 Appointment of Agent.

At any time or times, in order to comply with any legal requirement in any jurisdiction, W&T may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

ARTICLE 5. The Trustee

Section 5.1 Duties, Rights, and Powers of Trustee. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Mortgage or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Texas Mortgaged Property, or any part thereof, or against BEEOO, or to see to the performance or observance by BEEOO of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Mortgage or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of W&T. Trustee shall have the right to advise with counsel upon any matters arising hereunder and shall be fully protected in reasonably relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for Trustee’s own willful misconduct; and Trustee shall have the right to reasonably rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

Section 5.2 Successor Trustee. Trustee may resign by written notice addressed to W&T or be removed at any time with or without cause by an instrument in writing duly executed on behalf of W&T. In case of the death, resignation or removal of the Trustee, a successor trustee may be appointed by W&T by instrument of substitution complying with any applicable requirements of law, or, in the absence of any such requirement, without other formality than appointment and designation in writing. Written notice of such appointment and designation shall be given by W&T to BEEOO, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and, upon the making of any such appointment and designation, this Mortgage shall vest in the successor trustee all the estate and title in and to all of the Mortgaged Property, and the successor trustee shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate a successor trustee hereunder but such right may be exercised repeatedly as long as any Indebtedness remains unpaid hereunder. To facilitate the administration of the duties hereunder, W&T may appoint multiple trustees to serve in such capacity or in such jurisdictions as W&T may designate.

Section 5.3 Retention of Moneys.

All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

ARTICLE 6. Miscellaneous

Section 6.1 Subordination.

This Mortgage is subject and subordinate to that certain Mortgage, Deed of Trust, Assignment of Production and Security Agreement in favor of PPVA Black Elk (Cayman), Ltd. (“Lender”), subject to the provisions of the Purchase and Sale Agreement and one or more intercreditor agreements now or hereafter executed pursuant to the Purchase and Sale Agreement that may provide for a different priority in certain circumstances.

Section 6.2 Notices.

Any notice or demand which, by provision of this Mortgage, is required or permitted to be given or served to BEEOO, W&T or Trustee shall be deemed to have been sufficiently given and served for all purposes if made in accordance with the Purchase and Sale Agreement to the address stipulated in the Purchase and Sale Agreement, if to BEEOO or W&T, and the address stated in Section 2.1 hereof, if to Trustee.

Section 6.3 Invalidity.

In the event that any one or more of the provisions contained in this Mortgage shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage.

Section 6.4 Waivers.

No course of dealing on the part of W&T, its officers, employees, consultants or agents, nor any failure or delay by W&T with respect to exercising any of its rights, powers or privileges under this Mortgage shall operate as a waiver thereof.

Section 6.5 Cumulative Rights.

The rights and remedies of W&T under this Mortgage shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 6.6 Termination.

Upon full and final payment and performance of the Indebtedness, this Mortgage shall terminate, and W&T shall pay to BEEOO all amounts then remaining in the possession of W&T from collections on or proceeds of the Collateral. Further, upon the terms and conditions set forth in the Purchase and Sale Agreement, BEEOO shall be entitled to a release of this Mortgage. Upon request of BEEOO, W&T shall execute and deliver to BEEOO at BEEOO’s expense such termination statements as BEEOO may reasonably request to evidence such termination.

Section 6.7 Successors and Assigns.

All covenants and agreements contained by or on behalf of BEEOO in this Mortgage shall bind its successors and assigns and shall inure to the benefit of W&T and its successors and assigns and Trustee and his successors and assigns, as the case may be.

Section 6.8 Governing Law.

This Mortgage is made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana, except to the extent that the laws of another State, whether where the Mortgaged Properties are located or otherwise, shall be mandatorily applicable.

Section 6.9 No Paraph.

W&T and BEEOO agree that no evidence of the Indebtedness has been paraphed for identification with this Mortgage.

Remainder of Page Intentionally Left Blank; Signature Page Follows]

THUS DONE AND PASSED on the date first above written, in the presence of the undersigned witnesses who hereunto sign their names with BEEOO, W&T and me, Notary, after due reading of the whole.

WITNESSES:	BEEOO:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
Printed Name:
	By:	/s/ James F. Hagemeier
Name: James F. Hagemeier
Title: Vice President and Manager
Printed Name

W&T:

W&T OFFSHORE, INC.

	By:	/s/ Thomas F. Getten
Name: Thomas F. Getten
Title: Vice President

NOTARY PUBLIC:

State of T E X A S
Bar #/Notary#:

Notary Expires:

[SEAL]

Signature Page

Schedule 1

Resolution of Board of Managers

[to be attached]

Schedule 1

Exhibit A

Mineral Properties

EAST CAMERON 345

That certain Oil and Gas Lease No. OCS-G 15156, dated effective August 1, 1995, from the United States of America, as Lessor, to Cairn Energy USA, Inc., as Lessee, covering all of Block 345, East Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 2A, containing approximately 2,500 acres, more or less

EAST CAMERON 360

That certain Oil and Gas Lease No. OCS-G 15158, dated effective September 1, 1995, from the United States of America, as Lessor, to British-Borneo Exploration, Inc. and Ranger Oil Company, as Lessee, covering all of Block 360, East Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 2A, containing approximately 2,500 acres, more or less

EUGENE ISLAND 53

That certain Oil and Gas Lease No. OCS- 0479, dated effective December 1, 1954, from the United States of America, as Lessor, to Union Producing Company, as Lessee, covering all of Block 53, Eugene Island Area, as shown on Official leasing map, La. Map No. 4 Outer Continental Shelf Leasing Map (Louisiana offshore operations), containing approximately 5,000 acres, more or less

EUGENE ISLAND 107

That certain Oil and Gas Lease No. OCS-G 15241, dated effective September 1, 1995, by and between the United States of America, as Lessor, and Norcen Explorer, Inc., Global Natural Resources Corporation of Nevada and DALEN Resources Oil & Gas Co., as Lessee, covering all of Block 107, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, containing approximately 5,000 acres, more or less.

EUGENE ISLAND 108

That certain Oil and Gas Lease No. OCS-G 3811, dated effective June 1, 1978, from the United States of America, as Lessor, to Texasgulf Inc., Northern Natural Gas Company, Case Pomeroy Oil Corporation and Felmont Oil Corporation, as Lessee, covering all of Block 108, Eugene Island Area, as shown on OCS Official Leasing Map, Louisiana Map No. 4, containing approximately 5,000 acres, more or less.

Exhibit A

EUGENE ISLAND 118

That certain Oil and Gas Lease No. OCS-G 15242, dated effective July 1, 1995, by and between the United States of America, as Lessor, and Norcen Explorer, Inc., Global Natural Resources Corporation of Nevada and DALEN Resources Oil & Gas Co., as Lessee, covering all of Block 118, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, insofar and only insofar as it pertains to the N/2 N/2 NW/4 of Eugene Island 118.

EUGENE ISLAND 175

That certain Oil and Gas Lease No. OCS- 0438, dated effective December 1, 1954, from the United States of America, as Lessor, to Sinclair Oil & Gas Co., Peoples Production Co., The Standard Oil Co. (Ohio), El Paso Natural Gas Co. and Texas and Western Natural Gas Co., as Lessee, covering all of Block 175, Eugene Island Area, as shown on Official leasing map, La. Map No. 4 Outer Continental Shelf Leasing Map (Louisiana offshore operations), containing approximately 5,000 acres, more or less

EWING BANK 966

That certain Oil and Gas Lease No. OCS-G 18184 effective July 1, 1997, from the United States of America, as Lessor and Mariner Energy, Inc., as Lessee, covering all of Block 966, Ewing Bank Area, as shown on OCS Official Protraction Diagram, NH 15-12, containing approximately 5,760 acres, more or less.

GALVESTON 352

That certain Oil and Gas Lease No. OCS-G 23180, dated effective October 1, 2001, from the United States of America, as Lessor, to Westport Resources Corporation, as Lessee, covering all of Block 352, Galveston Area, OCS Leasing Map, Texas Map No. 6, containing approximately 5,760 acres, more or less.

GRAND ISLE 2

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18585, Grand Isle Block 2, covering a Portion of Tract 37380, located in Plaquemines Parish and recorded as File No. 2005-00003911 in Book 1097, Page 53 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 2

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18586, Grand Isle Block 2, covering a Portion of Tract 37382, located in Plaquemines Parish and recorded as File No. 2005-00003912 in Book 1097, Page 66 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 3

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18587, Grand Isle Block 3, covering a Portion of Tract 37383, located in Plaquemines Parish and recorded as File No. 2005-00003914 in Book 1097, Page 92 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 3

That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated May 11, 2005 granted by the State of Louisiana, as Lessor, to Newfield Exploration Company, as Lessee, being designated as State Lease No. 18584, Grand Isle Block 3, covering a Portion of Tract 37379, located in Plaquemines Parish and recorded as File No. 2005-00003913 in Book 1097, Page 79 in the Conveyance records of Plaquemines Parish, Louisiana.

GRAND ISLE 45

That certain Oil and Gas Lease No. OCS-G 16461, dated effective June 1, 1996, from the United States of America, as Lessor, to Petsec Energy Inc., as Lessee, covering all of Block 45, Grand Isle Area, OCS Leasing Map, Louisiana Map No. 7, containing approximately 5,000 acres, more or less.

HIGH ISLAND 38

That certain Oil and Gas Lease No. OCS-G 14878, dated effective December 1, 1994 from the United States of America, as Lessor, to The Louisiana Land and Exploration Company and Nippon Oil Exploration U.S.A. Limited, as Lessee, covering all of Block 38, High Island Area, East Addition, OCS Leasing Map, Texas Map No. 7A, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 284

That certain Oil and Gas Lease No. OCS-G 26558, dated effective November 1, 2004, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block A 284, High Island Area, East Addition, South Extension, OCS Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-365

That certain Oil and Gas Lease No. OCS-G 2750, dated effective July 1, 1974, from the United States of America, as Lessor, to Sun Oil Company (Delaware), as Lessee, covering all of Block A-365, High Island Area, East Addition, South Extension, OCS Official Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 370

That certain Oil and Gas Lease No. OCS-G 2434, dated effective August 1, 1973, from the United States of America, as Lessor, to Sun Oil Company (Delaware), as Lessee, covering all of Block A-370, High Island Area, East Addition, South Extension, Official Leasing Map, Texas Map No. 7C, containing 2,904 acres, more or less.

HIGH ISLAND A-376

That certain Oil and Gas Lease No. OCS-G 2754, dated effective July 1, 1974, from the United States of America, as Lessor, to Texaco, Inc. and Columbia Gas Development Corporation, as Lessees, covering all of Block A-376, High Island Area, East Addition, South Extension, OCS Official Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-382

That certain Oil and Gas Lease No. OCS-G 2757, dated effective July 1, 1974, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, Texas Gas Exploration Corporation and The Northwestern Mutual Life Insurance Company, as Lessee, covering all of Block A-382, High Island Area, East Addition, South Extension, OCS Official Leasing Map, Texas Map No. 7C, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-443

That certain Oil and Gas Lease No. OCS-G 3241, dated effective September 1, 1975, from the United States of America, as Lessor, to Mobil Oil Corporation, Diamond Shamrock Corporation and Union Oil Company of California, as Lessee, covering all of Block A-443, High Island Area, South Addition, as shown on OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-560

That certain Oil and Gas Lease No. OCS-G 14193, dated effective November 1, 1993, from the United States of America, as Lessor, to General Atlantic Gulf Coast, Inc., as Lessee, covering all of Block A-560, High Island Area, South Addition, OCS Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-563

That certain Oil and Gas Lease No. OCS-G 02388, dated effective August 1, 1973, from the United States of America, as Lessor, to Pennzoil Louisiana and Texas Offshore, Inc., Pennzoil Offshore Gas Operators, Inc., Mesa Petroleum Co., Canadian Occidental of California, Inc., Texas Production Company, Skelly Oil Company, and Quintana Offshore, Inc., as Lessee, and covering all of Block A-563, High Island Area, South Addition, OCS Leasing Map, Texas Map No. 7B, containing 5,760.00 acres, more or less.

HIGH ISLAND A-571

That certain Oil and Gas Lease No. OCS-G 2391, dated effective August 1, 1973 from the United States of America, as Lessor, to Texas Pacific Oil Company, Inc., El Paso Natural Gas Company, and CNG Producing Company, as Lessee, covering all of Block 571-A, High Island Area, South Addition, Texas Map No. 7B, Outer Continental Shelf Leasing Map, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 573

That certain Oil and Gas Lease No. OCS-G 2393, dated effective August 1, 1973, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, The Northwestern Mutual Life Insurance Company and Texas Gas Transmission Corporation, as Lessee, covering all of Block A 573, High Island Area, South Addition. Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 574

That certain Oil and Gas Lease No. OCS-G 26554, dated effective December 1, 2004, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block A 574, High Island Area, South Addition, OCS easing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-595

That certain Oil and Gas Lease No. OCS-G 2721, dated effective July 1, 1974, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, Texas Gas Exploration Corporation and The Northwestern Mutual Life Insurance Company, as Lessee, covering all of Block A-595, High Island Area, South Addition, OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

HIGH ISLAND A-596

That certain Oil and Gas Lease No. OCS-G 2722, dated effective July 1, 1974, from the United States of America, as Lessor, to Mobil Oil Corporation, Union Oil Company of California, Amoco Production Company, Texas Gas Exploration Corporation and The Northwestern Mutual Life Insurance Company, as Lessee, covering all of Block A-596, High Island Area, South Addition, OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

MAIN PASS 185

That certain Oil and Gas Lease No. OCS-G 25033, dated effective May 1, 2003, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block 185, Main Pass Area, South and East Addition, OCS Leasing Map No. 10A, containing approximately 4,994.55 acres, more or less

MATAGORDA ISLAND 520L

That certain Oil and Gas Lease dated October 2, 1973 granted by the State of Texas, General Land Office, as Lessor, to Corpus Christi Leaseholds, Inc., as Lessee, being designated as State Lease No. 69136, covering Tract 520-L, NE/4, Gulf of Mexico, Matagorda County, as shown on the official map of the Gulf of Mexico now on file in the General Land Office, containing 1440 acres, more or less, recorded in Book 529, Page 865 in the Official Records of Matagorda County, Texas.

MATAGORDA ISLAND 520L

That certain Oil and Gas Lease dated October 2, 1973 granted by the State of Texas, General Land Office, as Lessor, to Corpus Christi Leaseholds, Inc., as Lessee, being designated as State Lease No. 69137, covering Tract 520-L, NW/4, Gulf of Mexico, Matagorda County, as shown on the official map of the Gulf of Mexico now on file in the General Land Office, containing 1440 acres, more or less, recorded in Book 529, Page 889 in the Official Records of Matagorda County, Texas.

MISSISSIPPI CANYON 110

That certain Oil and Gas Lease No. OCS-G 18192 effective August 1, 1997, from the United States of America, as Lessor to Shell Offshore Inc., as Lessee, covering all of Block 110, Mississippi Canyon Area, OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760 acres, more or less.

SOUTH MARSH ISLAND 17

That certain Oil and Gas Lease No. OCS-G 12886 effective May 1, 1991, by and between the United States of America, as Lessor to Agip Petroleum Co. Inc., as Lessee, covering all of Block 17, South Marsh Island Area, OCS Leasing Map, Louisiana Map No. 3A, covering 5,000 acres, more or less.

SOUTH MARSH ISLAND 39

That certain Oil and Gas Lease No. OCS-G 16320, dated effective July 1, 1996, from the United States of America, as Lessor, to Equitable Resources Energy Company and Chieftain International (U.S.) Inc., as Lessee, covering all of Block 39, South Marsh Island Area, OCS Leasing Map, Louisiana Map No. 3A, containing approximately 5,000 acres, more or less.

SOUTH MARSH ISLAND 142

That certain Oil and Gas Lease No. OCS-G 1216 effective June 1, 1962, by and between the United States of America, as Lessor, and Forest Oil Corporation, as Lessee, covering all of Block 142, South Marsh Island Area, South Addition, as shown on official leasing map La. No. 3C, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 2,760.91 acres, more or less.

SOUTH MARSH ISLAND 280

That certain Oil and Gas Lease No. OCS-G 14456 effective June 1, 1994, by and between the United States of America, as Lessor, and Norcen Explorer, Inc., as Lessee, covering all of Block 280, South Marsh Island Area, North Addition, OCS Leasing Map, Louisiana Map No. 3D, containing approximately 5,000 acres, more or less.

SOUTH MARSH ISLAND 281

Contractual Interest within the W/2W/2 of Block 281, South Marsh Island Area, from the surface down to a True Vertical Depth of 15,000’, being a portion of the “Pooled Area” as described in that certain Joint Development Agreement dated 6/15/01 between RME Petroleum Company and W&T Offshore, Inc., as SM 280 owners, and RME Petroleum Company; Texaco Exploration and Production, Inc.; The George R. Brown Partnership; Hunt Oil Company; Hunt Petroleum Corporation; FCH Operating Company; Lamar Hunt Trust Estate; RSE II LLC, as SM 281 owners

SOUTH PASS 86

That certain Oil and Gas Lease No. OCS-G 5687, dated effective July 1, 1983, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and OKC Limited Partnership, as Lessee, covering all of Block 86, South Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 9A, containing approximately 5,000 acres, more or less.

SOUTH PASS 87

That certain Oil and Gas Lease No. OCS-G 7799, dated effective September 1, 1985, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and OKC Limited Partnership, as Lessee, covering all of Block 87, South Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 9A, containing approximately 3,540.45 acres, more or less.

SOUTH PELTO 12

That certain Oil and Gas Lease No. OCS 00072 (formerly State of LA Lease No. 792), dated effective September 12, 1946, from the State of Louisiana, as Lessor, to Magnolia Petroleum Company, as Lessee, covering the W/2 of Block 12, South Pelto Area, as shown on OCS Official Leasing Map, Louisiana Map No. 6B, containing approximately 2,500 acres, more or less.

SOUTH PELTO 19

That certain Oil and Gas Lease No. OCS 00073 (formerly State of LA Lease No. 793), dated effective September 12, 1946, from the State of Louisiana, as Lessor, to Magnolia Petroleum Company, as Lessee, covering the W/2 of Block 19, South Pelto Area, as shown on OCS Official Leasing Map, Louisiana Map No. 6B, containing approximately 2,500 acres, more or less.

SOUTH TIMBALIER 184

That certain Oil and Gas Lease No. OCS-G 1568 dated effective July 1, 1967 from the United States of America, as Lessor, to Cities Service Oil Company, Atlantic Richfield Company and Continental Oil Company, as Lessee, covering all of Block 184, South Timbalier Area, Official Leasing Map La. Map No. 6, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 185

That certain Oil and Gas Lease No. OCS-G 1569 dated effective July 1, 1967 from the United States of America, as Lessor, to Sinclair Oil & Gas Company and Skelly Oil Company, as Lessee, covering all of Block 185, South Timbalier Area, Official Leasing Map La. Map No. 6, containing approximately 5,000 acres, more or less

SOUTH TIMBALIER 190

That certain Oil and Gas Lease No. OCS-G 1261, dated effective June 1, 1962 from the United States of America, as Lessor, to California Oil Company, as Lessee, covering all of Block 190, South Timbalier Area, Official Leasing Map La Map No. 6, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 203

That certain Oil and Gas Lease No. OCS-G 1269, dated effective June 1, 1962 from the United States of America, as Lessor, to California Oil Company, as Lessee, covering all of Block 203, South Timbalier Area, Official Leasing Map La Map No. 6, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 299

That certain Oil and Gas Lease No. OCS-G 21683, dated effective July 1, 2000 from the United States of America, as Lessor, to EEX Corporation, as Lessee, covering all of Block 299, South Timbalier Area, South Addition, OCS Leasing Map, Louisiana Map No. 6A, containing approximately 4,503.30 acres, more or less.

VERMILION 78

That certain Oil and Gas Lease No. OCS – G 4421, dated effective November 1, 1980, from the United States of America, as Lessor, to CNG Producing Company, Anadarko Production Company and Hunt Oil Company, as Lessee, covering all of Block 78, Vermilion Area, OCS Leasing Map, Louisiana Map No. 3, containing approximately 5,000 acres, more or less.

VERMILION 119

That certain Oil and Gas Lease No. OCS- 0487, dated effective February 1, 1955, from the United States of America, as Lessor, to Continental Oil Co., The Atlantic Refining Co., Tide Water Associated Oil Co. and Cities Production Corporation, as Lessee, covering all of Block 119, Vermilion Area, Official Leasing Map, La. Map No. 3, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

VERMILION 124

That certain Oil and Gas Lease No. OCS- 0495, dated effective February 1, 1955, from the United States of America, as Lessor, to Continental Oil Co., The Atlantic Refining Co., Tide Water Associated Oil Co. and Cities Production Corporation, as Lessee, covering all of Block 124, Vermilion Area, Official Leasing Map, La. Map No. 3, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

VERMILION 314

That certain Oil and Gas Lease No. OCS – G 5438, dated effective July 1, 1983, from the United States of America, as Lessor, to Amoco Production Company, as Lessee, covering all of Block 314, Vermilion Area, South Addition, OCS Leasing Map, Louisiana Map No. 3B, containing approximately 5,000 acres, more or less.

VERMILION 331

That certain Oil and Gas Lease No. OCS – G 2572, dated effective May 1, 1974, from the United States of America, as Lessor, to Signal Oil & Gas Company, The Louisiana Land and Exploration Company, Louisiana Land Offshore Exploration Company, Inc., Amerada Hess Corporation and Marathon Oil Company, as Lessee, covering all of Block 331, Vermilion Area, South Addition, Official Leasing Map, Louisiana Map No. 3B, containing approximately 5,000 acres, more or less.

VERMILION 375

That certain Oil and Gas Lease No. OCS – G 14427, dated effective May 1, 1994, from the United States of America, as Lessor, to Phillips Petroleum Company and Anadarko Petroleum Corporation, as Lessee, covering all of Block 375, Vermilion Area, South Addition, OCS Leasing Map, Louisiana Map No. 3B, containing approximately 5,000 acres, more or less.

WEST CAMERON 142

That certain Oil and Gas Lease No. OCS – G 13560, dated effective July 1, 1992, from the United States of America, as Lessor, to Diamond Shamrock Offshore Partners Limited Partnership, as Lessee, covering all of Block 142, West Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 1, containing approximately 5,000 acres, more or less.

WEST CAMERON 178

That certain Oil and Gas Lease No. OCS-G 5286, dated effective July 1, 1983, from the United States of America, as Lessor, to Exxon Corporation and Sohio Petroleum Company, as Lessees, covering all of Block 178, West Cameron Area, OCS Leasing Map, Louisiana Map No. 1, containing approximately 5,000 acres, more or less.

WEST CAMERON 370

That certain Oil and Gas Lease No. OCS – G 21553, dated effective June 1, 2000, from the United States of America, as Lessor, to Chieftain International (U.S.) Inc. and Westport Oil and Gas Company, Inc., as Lessee, covering all of Block 370, West Cameron Area, West Addition, OCS Leasing Map, Louisiana Map No. 1A, containing approximately 5,000 acres, more or less.

WEST DELTA 79

That certain Oil and Gas Lease No. OCS – G 1874, dated effective December 1, 1968, from the United States of America, as Lessor, to The Signal Companies, Inc., The Louisiana Land and Exploration Company, Marathon Oil Company and Amerada Petroleum Corporation, as Lessee, covering Block 79, S1/2; Block 80, W1/2SW1/4; SW1/4NW1/4, West Delta Area, Official Leasing Map, Louisiana Map No. 8, containing approximately 3,437.5 acres, more or less.

WEST DELTA 80

That certain Oil and Gas Lease No. OCS – G 1989, dated effective August 1, 1970, from the United States of America, as Lessor, to Signal Oil & Gas Company, The Louisiana Land and

Exploration Company, Marathon Oil Company and Amerada Hess Corporation, as Lessee, covering NE1/4SW1/4; SE1/4NW1/4; S1/2NE1/4; N1/2SE1/4 Block 80 West Delta Area, Official Leasing Map, Louisiana Leasing Map No. 8, containing approximately 1,875 acres, more or less.

WEST DELTA 80

That certain Oil and Gas Lease No. OCS – G 2136, dated effective January 1, 1972, from the United States of America, as Lessor, to Signal Oil & Gas Company, The Louisiana Land and Exploration Company, Amerada Hess Corporation and Marathon Oil Company, as Lessee, covering NE1/4NW1/4; N1/2NE1/4 Block 80 West Delta Area as shown on official leasing map, Louisiana Map No. 8, containing approximately 937.50 acres, more or less.

WEST DELTA 85

That certain Oil and Gas Lease No. OCS – G 4895, dated effective December 1, 1981, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and Aminoil USA, Inc., as Lessee, covering that portion of Block 85, West Delta Area, Louisiana Map No. 8, which is more than three geographical miles seaward from the line described in the supplemental decree of the U.S. Supreme Court, June 16, 1975 (United States vs. Louisiana, 422 U.S. 13) containing approximately 2,629.90 acres, more or less.

WEST DELTA 86

That certain Oil and Gas Lease No. OCS – G 2934, dated effective December 1, 1974, from the United States of America, as Lessor, to Marathon Oil Company, The Louisiana Land and Exploration Company, Amerada Hess Corporation and Burmah Oil and Gas Company, as Lessee, covering N1/2 Block 86 West Delta Area OCS Official Leasing Map, Louisiana Map No. 8, containing approximately 2,500 acres, more or less.

WEST DELTA 86

That certain Oil and Gas Lease No. OCS – G 4243, dated effective January 1, 1980, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and Aminoil USA, Inc., as Lessee, covering S1/2 Block 86 West Delta Area as shown on OCS Leasing Map, Louisiana Map No. 8, containing approximately 2,500 acres, more or less.

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